Exhibit 10.7

BERKSHIRE BANK

ENHANCED CHANGE IN CONTROL SEVERANCE PLAN

EFFECTIVE NOVEMBER 1, 2013

Table of Contents

INTRODUCTION                                        3
ARTICLE I Establishment of Plan                                3
ARTICLE II Definitions                                    3
(a) Base Salary                                        3
(b) Applicable Multiple                                    3
(c) Bank                                        3
(d) Board                                        3
(e) Cause                                        3
(f) Change in Control                                    4
(g) Compensation Committee                                4
(h) Code                                        4
(i) Company                                        5
(j) Date of Termination                                    5
(k) ERISA                                        5
(l) Disability                                        5
(m) Good Reason                                    5
(n) Notice of Termination                                6
(o) Participant                                        6
(p) Plan                                            6
(q) Qualifying Termination                                6
(r) Potential Changes in Control                                6
(s) Section 409A                                    6
(t) Severance Benefits                                    8
ARTICLE III Eligibility                                        7
3.1 Participation                                    7
3.2 Duration of Participation                                7
ARTICLE IV Severance Benefits                                8
4.1 Termination of Employment Which Gives Rise to Severance Benefits
Under This Plan                                            8
4.2 Severance Benefits                                    8
4.3 Parachute Tax Provisions                                8
ARTICLE V Successor to Bank                                    9
ARTICLE VI Duration, Amendment and Termination                        9
6.1 Duration of Plan                                    9
6.2 Amendment or Termination                                9
ARTICLE VII Miscellaneous                                    10
7.1 No Assignment                                    10
7.2 Arbitration                                        10
7.3 Effect on Other Plans and Benefit Plans                        10
7.4 Notice                                        10
7.5 Employment Status                                    10
7.6 Plan Administration                                    11
7.7 Unfunded Plan Status                                11
7.8 Validity and Severability                                11
7.9 Required Regulatory Provision                            11
7.10 Governing Law                                    11

BERKSHIRE BANK
ENHANCED CHANGE IN CONTROL SEVERANCE PLAN

INTRODUCTION

The purpose of the Berkshire Bank Enhanced Change in Control Severance Plan (the “Plan”) is to recruit and foster the continuous employment of key management personnel of Berkshire Bank (the “Bank”) and to reinforce and encourage their continued attention and dedication to their duties in the event of any potential or occurrence of a Change in Control (as defined in Article II), although no such change is now apparent or contemplated.

This Plan does not alter the status of Participants (as defined in Article II) as at-will employees of the Bank. However, the Bank believes that, both prior to and at the time a Change in Control is anticipated or occurring, it is necessary to have the continued attention and dedication of Participants.

The Bank formerly entered into individual change in control agreement with certain employees providing for change in control and severance benefits for the above purposes. This Plan is intended to consolidate and replace (with the consent of the respective Participants where required) such individual change in control agreements in order to provide uniform administration of change in control benefits. With respect to each Participant, the Plan supersedes his or her prior change in control agreement.

ARTICLE I
ESTABLISHMENT OF PLAN

As of November 1, 2013 (the “Effective Date”), the Bank established the Berkshire Bank Enhanced Change in Control Severance Plan, as set forth in this document.

ARTICLE II
DEFINITIONS

As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

(a) Base Salary means the Participant’s annual base salary in effect immediately before the occurrence of the circumstance giving rise to the Participant’s termination, or, if greater, the Participant’s annual base salary in effect immediately before the Change in Control.

(b) Applicable Multiple means the multiple provided in a Participant’s notice of coverage.

(c) Bank means Berkshire Bank and any successor thereto.

(d) Board means the Board of Directors of the Bank.

(e) Cause means termination of a Participant’s employment because of, in the good faith determination of the Board, Participant’s:

(i) personal dishonesty;
(ii) willful misconduct;
(iii) breach of fiduciary duty involving personal profit;
(iv) intentional failure to perform stated duties;

(v) willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order;
(vi) material breach of any provision of this Plan which results in a material loss to the Company or Bank; or
(vii) conviction of a crime or act involving moral turpitude or a final judgment rendered against the Participant based upon actions of the Participant which involve moral turpitude.
(f) Change in Control of the Bank or Company means an event of a nature that:
(i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or
(ii) results in a Change in Control of the Bank or the Company within the meaning of the Bank Change in Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation (“FDIC”) at 12 C.F.R. § 303.4(a) with respect to the Bank and the Board of Governors of the Federal Reserve System (“FRB”) at 12 C.F.R. § 225.41(b) with respect to the Company, as in effect on the date hereof; or
(iii) results in a Change in Control of the Bank or Company within the meaning of the Home Owners Loan Act, as amended (“HOLA”), and the applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or
(iv) without limitation such a Change in Control shall be deemed to have occurred at such time as:
(A) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank’s or the Company’s outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Bank or Company; or
(B) individuals who constitute the Board of Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or
(C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity; or
(D) solicitations of stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or
(E) a tender offer is made for 20% or more of the voting securities of the Bank or the Company and shareholders tender their shares equal to at least 20% of the Company’s shares pursuant to such tender offer.
(g) Compensation Committee means the Compensation Committee of the Board of Directors of the Bank.

(h) Code means the Internal Revenue Code of 1986, as amended from time to time.

(i) Company means Berkshire Hills Bancorp, Inc. and any successor thereto.

(j) Date of Termination means:

(i) if the Participant’s employment is terminated by the Bank for Cause, or by the Participant for Good Reason, the date of receipt of the Notice of Termination or such later date specified in the Notice of Termination, as the case may be,

(ii) if the Participant’s employment is terminated by the Bank other than for Cause or Disability, the date on which the Bank notifies the Participant of such termination,

(iii) if the Participant resigns without Good Reason, the date on which the Participant notifies the Bank of such termination or such later date specified in the resignation, and

(iv) if the Participant’s employment is terminated by reason of death or Disability, the date of death of the Participant or, in the case of Disability, the 30th day after receipt of such notice of Disability by the Participant. Notwithstanding the foregoing, in no event shall the Date of Termination occur until the Participant experiences a “Separation from Service” within the meaning of Section 409A of the Code, and the date on which such Separation from Service takes place shall be the “Date of Termination.”

(k) ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(l) Disability means the definition of disability as defined in the Company’s 2013 Equity Incentive Plan.

(m) Good Reason means:

(1)    CEO Does Not Continue. In the event that the Chief Executive Officer of the Company and Bank (the “Employer”) immediately prior to the Change in Control is not the Chief Executive Officer of the resulting entity with similar responsibilities and duties and any of the following occurs without the Participant’s express written consent:

(i) (1) a material diminution in the Participant’s annual compensation or benefits as in effect immediately prior to the date of the Change in Control or as the same may be increased from time to time thereafter, (2) a material diminution in the Participant’s authority, duties or responsibilities as in effect immediately prior to the Change in Control, or (3) a material diminution in the authority, duties or responsibilities of the officer (as in effect immediately prior to the date of the Change in Control) to whom the Participant is required to report,

(ii) any material breach of this Plan by the Employer, or

(iii) any relocation of Participant’s principal place of employment by more than 25 miles from its location immediately prior to a Change in Control,

then the Participant may voluntarily terminate employment in accordance with this Section 2(m)(1) and Section 2(m)(3).
(2)    CEO Does Continue. In the event that the Chief Executive Officer of the Company and Bank immediately prior to the Change in Control is the Chief Executive Officer of the resulting entity with similar responsibilities and duties and any of the following occurs without the Participant’s express written consent:

(i)a material diminution in the Participant’s annual compensation or benefits as in effect immediately prior to the date of the Change in Control;

(ii) a material change in work schedule (e.g., from full time to part time or to materially more than previously required without a commensurate increase in compensation); or

(iii) a relocation of his or her principal place of employment by more than fifty (50) miles, then Participant may voluntarily terminate his or her employment for Good Reason during the one-year period following the Change in Control and receive the payments and benefits provided under this Plan (assuming the Good Reason has not been cured as set forth in Section 2(m)(3)).
In addition, if the reason to terminate is a Good Reason as defined in Section 2(m)(1), and the Chief Executive Officer of the Company and Bank immediately prior to the Change in Control is the Chief Executive Officer of the resulting entity with similar responsibilities and duties, the Participant may provide the notice of Good Reason, within the time specified in Section 2(m)(3), with the termination of employment effective upon the expiration of the remainder of the one-year period following the Change in Control, and only during a period of 30 days thereafter (e.g., in the 13th month following a Change in Control), assuming the Good Reason has not been cured by the Employer. If one of the events described above in Section 2(m)(1) occurs more than one year following the date of the Change in Control, but during the remaining term of the Plan, then the Participant may terminate his or her employment in accordance with this Section 2(m)(1) by providing a notice of Good Reason (assuming the Good Reason has not been cured as set forth in Section 2(m)(3)).
(3)    Notice and Cure Period. Notwithstanding the foregoing, prior to any termination of employment for Good Reason, the Participant must first provide written notice to the Employer within sixty (60) days of the initial existence of the condition, describing the existence of such condition, and the Employer shall thereafter have the right to remedy the condition within thirty (30) days of the date the Employer received the written notice from the Participant. If the Employer remedies the condition within such thirty (30) day cure period, then no Good Reason shall be deemed to exist with respect to such condition. If the Employer does not remedy the condition within such thirty (30) day cure period, then Participant may deliver a Notice of Termination for Good Reason at any time within sixty (60) days following the expiration of such cure period.

(n) Notice of Termination means a written notice that:

(i) indicates the specific termination provision in this Plan relied upon, and

(ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment under the provision so indicated. The failure by the Participant or the Bank to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of the Participant or the Bank, respectively, hereunder or preclude the Participant or the Bank, respectively, from asserting such fact or circumstance in enforcing the Participant’s or the Bank’s respective rights hereunder.

(o) Participant means an individual who qualifies as such pursuant to Section 3.1.

(p) Plan means the Berkshire Bank Enhanced Change in Control Severance Plan.

(q) Qualifying Termination means at any time following a Change in Control and prior to the second anniversary of the Change in Control, the Participant’s employment is terminated

(i) involuntarily for any reason other than Cause, death or Disability, or

(ii) by the Participant for Good Reason.

(r) Potential Change in Control means the occurrence, before a Change in Control, of the Company or Bank entering into an agreement, the consummation of which would result in the occurrence of a Change in Control, and the agreement is publicly announced or disclosed.

(s) Section 409A means Section 409A of the of the Code, and the rules and regulations issued thereunder.

(t) Severance Benefits means the benefits described in Section 4.2 that are provided to qualifying Participants under the Plan.

ARTICLE III
ELIGIBILITY

3.1 Participation.

(a)Participation. Each employee who has been designated by the Compensation Committee in writing as a Participant shall be a Participant in the Plan, provided that the employee signs a notice of coverage under this Plan. The Compensation Committee shall maintain a list of Participants, as in effect from time to time.

(b)Annual Review. At least annually, the Compensation Committee will review each Participant for purposes of determining whether to extend his or her participation in this Plan, which decision shall include the recommendations of the Company’s executive management. If the decision of the Compensation Committee is to remove an employee as a Participant from the Plan, then the Compensation Committee shall provide such Participant with a written notice of cessation of participation. If a Potential Change in Control or Change in Control occurs while this Plan is in effect, a Participant may not be dropped from this Plan.
(c)Non-Duplication of Benefits. Nothing in this Plan shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Participant to which the Company or Bank is a party and any duplicative amount payable under such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder. A Participant in this Plan shall not be eligible to receive benefits under the Bank’s Employee Severance Compensation Plan, as it may be amended.

3.2 Duration of Participation.

The Compensation Committee may remove an employee as a Participant at anytime at a meeting of the Compensation Committee, and by providing written notice of removal to such employee; provided that no such removal shall be effective

(a) during the two-year period following a Change in Control,

(b) if effectuated in connection with a Potential Change in Control, or

(c) at such time as the Participant is entitled to payment of a Severance Benefit or any other amounts payable under the Plan.

In addition, a Participant shall cease to be a Participant in the Plan as a result of an amendment or termination of the Plan complying with Article VI of the Plan, or when the Participant ceases to be an employee or no longer qualifies as a Participant under Section 3.1, unless, at the time the Participant ceases to be an employee or no longer qualifies as a Participant under Section 3.1, such Participant is entitled to payment of a Severance Benefit or any other amounts payable under the Plan or there has been an event or occurrence constituting Good Reason that would enable the Participant to terminate employment and receive a Severance Benefit. A Participant entitled to payment of a Severance Benefit or any other amounts payable under the Plan shall remain a Participant in the Plan until the full amount of the Severance Benefit and any other amounts payable under the Plan have been paid to the Participant.

ARTICLE IV
SEVERANCE BENEFITS

4.1 Termination of Employment Which Gives Rise to Severance Benefits Under This Plan.

A Participant shall be entitled to Severance Benefits as set forth in Section 4.2 below if the Participant experiences a Qualifying Termination. For purposes of this Plan, any purported termination by the Bank or by the Participant shall be communicated by written Notice of Termination to the other in accordance with Section 7.4 hereof and, to the extent applicable, 2(m) hereof.

4.2 Severance Benefits.

(a) If a Participant experiences a Qualifying Termination, then the Bank shall pay to the Participant in a lump sum in cash within ten (10) days after the Date of Termination, or, in the event of the Participant’s death after a Qualifying Termination but prior to payment, the Participant’s beneficiary or beneficiaries (or estate in the event there is no beneficiary election) the aggregate of the following amounts:

(i)	Salary. Accrued but unpaid salary through the Date of Termination; and

(ii) Annual Cash Incentive. Any annual cash incentive pursuant to the applicable incentive plan that covers the Participant, which incentive would be paid or payable if the Participant and the Bank were to satisfy all performance-related conditions to the Participant receiving the annual incentive at target for the (i) Bank’s fiscal year in which the Date of Termination occurs (or for the prior fiscal year if the incentive opportunity has not yet been determined), with such amount pro-rated through the Date of Termination or, (ii) if greater, the Participant’s annual incentive at target in effect immediately before the Change in Control, with such amount pro-rated through the Date of Termination; and
(iii) Cash Severance. An amount equal to the Applicable Multiple times (a) the Participant’s Base Salary, and (b) the greater of the (i) average cash incentive earned in the prior two (2) calendar years, or (ii) the cash incentive that would be paid or payable to the Participant receiving the annual incentive at target for the Bank’s fiscal year in which the Date of Termination occurs (or for the prior fiscal year if the incentive opportunity has not yet been determined), as if the Participant and the Bank were to satisfy all performance-related conditions.

(b) If the Participant’s employment is terminated under circumstances which entitle the Participant to Severance Benefits under this Section 4.2, for a number of years following the Date of Termination equal to the Applicable Multiple, the Employer will continue to provide to the Participant with life insurance coverage and non-taxable medical (but excluding any disability coverage) and dental insurance coverage substantially comparable (and on substantially the same terms and conditions) to the coverage maintained by the Employer for the Participant immediately prior to his or her termination under the same cost-sharing arrangements that apply for active employees of the Employer as of the Participant’s date of termination. If the Employer cannot provide one or more of the benefits set forth in this paragraph because the Participant is no longer an employee, applicable rules and regulations prohibit such benefits or the payment of such benefits in the manner contemplated, or it would subject the Employer to penalties, then the Employer shall pay the Participant a cash lump sum payment reasonably estimated to be equal to the cost of such insurance premiums or the cost of the remaining insurance premiums at the time of such determination. Such cash payment shall be made in a lump sum within thirty (30) days after the later of the Participant’s Date of Termination or the effective date of the rules or regulations prohibiting such benefits or subjecting the Employer to penalties.
(c) The Participant shall not be required to mitigate the amount of any payment or benefit provided for in this Plan by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Plan be reduced by any compensation earned by the Participant as the result of employment by another employer.

(d)     The Plan is not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A. Notwithstanding the foregoing, to the extent required to avoid penalties under Section 409A of the

Code, the cash severance payable under Section 4.2 of this Plan shall be delayed until the first day of the seventh month following the Participant’s Date of Termination.
(e)    For purposes of this Plan, a “termination of employment” shall mean a “Separation from Service” as defined in Section 409A of the Code and the regulations promulgated thereunder, such that the Employer and the Participant reasonably anticipate that the level of bona fide services the Participant would perform after a termination of employment would permanently decrease to a level that is less than 50% of the average level of bona fide services performed (whether as an employee or as an independent contractor) over the immediately preceding thirty-six (36) month period.
4.3 Parachute Tax Provisions.

In no event shall the aggregate payments or benefits to be made or afforded to a Participant under this Plan, either as a stand-alone benefit or when aggregated with other payments to, or for the benefit of, the Participant (collectively, the “Termination Benefits”) constitute an “excess parachute payment” under Section 280G of the Code, and in order to avoid such a result, the Participant’s cash severance payable under this Plan will be reduced by the minimum amount necessary so that the Termination Benefits that are payable to the Participant are not subject to penalties under Sections 280G and 4999 and the Code.
ARTICLE V
SUCCESSOR TO BANK

This Plan shall be binding upon, and inure to the benefit of, the Participant, the Employer and their respective successors and assigns.
The Employer shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Employer, to expressly and unconditionally assume and agree to perform the Employer’s obligations under this Plan in the same manner and to the same extent that the Employer would be required to perform such obligations if no such succession or assignment had taken place.
ARTICLE VI
DURATION, AMENDMENT AND TERMINATION

6.1 Duration of Plan.

If a Potential Change in Control or Change in Control occurs while this Plan is in effect, this Plan shall continue in full force and effect from the date of the Potential Change in Control and for at least two (2) years following such Change in Control, and shall not terminate or expire until after all Participants who become entitled to any payments or benefits hereunder shall have received such payments and benefits in full.
6.2 Amendment or Termination.

(a) The Board of Directors of the Bank, following a recommendation from the Compensation Committee, reserves the right, prior to the occurrence of a Change in Control or a Potential Change in Control, to amend, modify, suspend or terminate the Plan at any time by action of a majority of the Board; provided that no such amendment, modification, suspension or termination that has the effect of reducing or diminishing the right of any Participant shall be effective without the written consent of such Participant for a period of two years following a Change in Control if adopted after a Change in Control or the date of a Potential Change in Control. Any amendment, modification, suspension or termination of this Plan adopted after a Change in Control or in anticipation of a Potential Change in Control shall not affect the right of any Participant to payments or benefits to be paid or provided as a result of events that occur prior to the second anniversary of the Change in Control.

(b) Notwithstanding the foregoing, the Plan may be terminated within two (2) years following a Change in Control only if all Participants receive the full amount of Severance Benefits, as provided under Section 4.2, without regard to whether the Participant has a Qualifying Termination.

(c) Notwithstanding the foregoing, if the Plan is amended or terminated, and a Change in Control occurs within twelve (12) months of such amendment or termination, the amendment or termination, if applicable, shall be null and void and the Plan shall be operated as if such amendment or termination, as applicable, was not adopted.

ARTICLE VII
MISCELLANEOUS

7.1 No Assignment.

No interest of any Participant or spouse of any Participant or any other beneficiary under this Plan, or any right to receive payment hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, a Participant or spouse of a Participant or other beneficiary, including for alimony.

7.2 Arbitration.

Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by binding arbitration, as an alternative to civil litigation and without trial by jury to resolve such claims, conducted by a single arbitrator mutually acceptable to the Employer and the Participant, sitting in a location selected by Employer within fifty (50) miles from the location of the Employer’s main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.
7.3 Effect on Other Plans and Benefit Plans,

Except as provided in Section 3.1(c), this Plan shall not affect or operate to reduce any benefit or compensation inuring to the Participant of a kind elsewhere provided. No provision of this Plan shall be interpreted to mean that the Participant is subject to receiving fewer benefits than those available to him without reference to this Plan.

Any benefits received by a Participant pursuant to this Plan shall be in lieu of any severance benefits to which the Participant would otherwise be entitled under any general severance policy or other severance plan maintained by the Bank for Participants covered by this Plan.

7.4 Notice.

For the purpose of this Plan, notices and all other communications provided for in this Plan shall be in writing and shall be deemed to have been duly given when actually delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Bank’s General Counsel at the Bank’s corporate headquarters address, and to the Participant (at the last address of the Participant on the Bank’s books and records), provided that all notices to the Bank shall be directed to the attention of the Board with a copy to the Secretary.

7.5 Employment Status.

This Plan does not constitute a contract of employment or impose on the Participant or the Bank any obligation for the Participant to remain an employee or change the status of the Participant’s employment or the policies of the Bank and the Company regarding termination of employment.

7.6 Plan Administration.

This Plan shall be administered by the Compensation Committee. Except as otherwise provided in this Plan, the decision of the Compensation Committee upon all matters within the scope of its authority shall be conclusive and binding on all parties.

7.7 Unfunded Plan Status.

This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Section 401 of ERISA. All payments pursuant to the Plan shall be made from the general funds of the Bank and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Bank as a result of participating in the Plan.

7.8 Validity and Severability.

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9 Required Regulatory Provision.

Any payments or benefits made to a Participant pursuant to this Plan, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. §1828(k) and any rules and regulations promulgated thereunder, including 12 C.F.R. Part 359.
7.10 Governing Law.

The validity, interpretation, construction and performance of the Plan shall in all respects be governed by the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of law, except to the extent pre-empted by Federal law.

Having been adopted by the Board of Directors of the Bank, this Plan is executed by its duly authorized officer this ___ day of _______________________, 2013.

Attest:              BERKSHIRE BANK

_____________________         By: _________________________________
        For the Entire Board of Directors
Appendix A

[BERKSHIRE BANK LETTERHEAD]

NOTICE OF COVERAGE

Date: _________ __, 201_

In light of your contributions to Berkshire Bank, we are pleased to inform you that the Compensation Committee of the Board of Directors has selected you for participation in the Enhanced Change in Control Severance Plan (the “Plan”).

The Plan provides for cash severance benefits and continued health insurance coverage in the event a Participant’s employment is terminated for certain reasons within two years of a Change in Control of Berkshire Hills Bancorp, Inc. or Berkshire Bank. We recommend that you read the Plan.

The cash severance benefits that could be payable to you depends, in part, on the “Applicable Multiple,” as such term is used in Article II(b) of the Plan. Your Applicable Multiple is: ________________.

To accept your participation in the Plan, please sign this notice, make a copy for your records and return an original signed notice to us.

You understand and agree that by signing below, you hereby: (1) waive all of your benefits or payments arising from your change in control agreement with Berkshire Bank and Berkshire Hills Bancorp, Inc., dated __________, 20___ (the “Change Control Agreement”); and (2) consent to the termination of your Change in Control Agreement, which will occur as of the date of this Notice of Coverage.

PARTICIPANT

_________________________
Name:

BERKSHIRE BANK

By:_________________________
Title: